EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
BRISTOW GROUP INC.

Bristow Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                      The current name of the corporation is Bristow Group Inc.

SECOND:                 The name under which the corporation was originally incorporated is Offshore Logistics Delaware, Inc.  The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was December 3, 1987.

THIRD:                     This Restated Certificate of Incorporation was duly adopted by the board of directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

FOURTH:                 This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's certificate of incorporation as heretofore amended, supplemented or restated and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

FIFTH:                      The text of the Certificate of Incorporation of the corporation as heretofore amended, supplemented or restated is hereby restated to read as herein set forth in full:

ARTICLE I

The name of the corporation is Bristow Group Inc.

ARTICLE II

The corporation shall have perpetual existence.

ARTICLE III

The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

1.1 Capitalization. The corporation has authority to issue 98,000,000 shares, of which 90,000,000 shares, of the par value of $.01 each, shall be designated Common Stock, and of which 8,000,000 shares, of the par value of $.01 each, shall be designated Preferred Stock.  The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued and undesignated Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the board of directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

a)	the number of shares that shall constitute any such series and whether the aforesaid number of shares may be increased or decreased by action of the board of directors;

b)	whether the shares of any such series shall be convertible into or exchangeable for shares of stock of any other class or classes or shares of any other series of the same class;

c)	the price or prices, or the rate or rates, of conversion if the board determines that the shares of any such series shall be convertible;

d)
any limitations or restrictions to be effective while any shares of any such series are outstanding upon the payment of dividends or the making of other distributions or upon the acquisition in any manner by the corporation or any of its subsidiaries of any of the shares of the corporation’s common, preferred, or other class or classes of stock;

e)
any conditions or any restrictions upon the creation of indebtedness of the corporation or any of its subsidiaries or upon the issuance of any additional stock of any kind while the shares of any series are outstanding;

f)	the annual rate of dividends, it any, payable on the shares of any such series and the conditions upon which such dividends shall be payable;

g)	whether dividends, if authorized in accordance with subsection (f), shall be cumulative and, if so, the date from which such dividends shall be cumulative;

h)	voting rights, if any;

i)	when and at what price or prices (whether in cash or in debentures of the corporation) the shares of any such series shall be redeemable or, at the option of the corporation, exchangeable or both;
j)
whether the shares of any such series shall be subject to the operation of any purchase, retirement or sinking fund or funds and, if so, the terms and provisions relative to the operation of any such fund or funds;

k)
the amount payable on the shares of any such series in the event of voluntary liquidation, dissolution or winding up of the affairs of the corporation; and any other powers, preferences and relative, participating, option and other special rights, and any qualifications, limitations and restrictions thereof.

ARTICLE V

The street address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE VI

The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. Any vacancy on the board of directors that results from an increase in the number of directors may be filed by a majority of the board of directors then in office, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                The board of directors is expressly authorized to adopt, amend and repeal the by-laws of the corporation.

ARTICLE VII

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is subsequently amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors of the corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article VII ,nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall adversely affect any right or protection of a director of the corporation existing at the time of such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors in the by-laws of the Corporation. Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the by-laws of the corporation shall otherwise provide.

ARTICLE IX

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

The provision of the original Certificate of Incorporation naming the incorporator is omitted pursuant to Section 245(c) of the General Corporation Law of the State of Delaware.

ARTICLE XI

Section One
Federal Aviation Act Compliance

      1.1   Definitions. The following definitions shall apply for purposes of this Article XI:

(a)   “Act” shall mean the Federal Aviation Act of 1958, as amended from time to time (Title 49 United States Code).

                    (b)   “Excess Shares” shall have the meaning set forth in Section 3.1 of this Article XI.

                    (c)   “Foreign Stock” shall mean the Voting Stock registered in the Foreign Stock Record.

                    (d)   “Foreign Stock Record” shall have the meaning set forth in Section 2.1 of this Article XI.

                    (e)   “Non-Citizen” shall mean any person or entity that is not a “citizen of the United States” as defined in Section 101 of the Act, including any agent, trustee or  representative of a Non-Citizen.

                    (f)   “Own or Control” or “Owned or Controlled,” when used in reference to Voting Stock, shall mean (i) ownership of record, (ii) beneficial ownership, or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Voting Stock. Any determination by the board of directors as to whether Voting Stock is Owned or Controlled by a Non-Citizen shall be final.

                    (g)   “Permitted Foreign Ownership” shall mean the number of shares of Voting Stock that from time to time has in the aggregate twenty-five percent (25%) of the voting power then entitled to be exercised by the Voting Stock.

                    (h)   “Redemption Price” shall have the meaning set forth in Section Four of this Article XI.

                    (i)    “Voting Stock” shall mean the outstanding shares of capital stock of the corporation entitled to vote, including any such shares that would be entitled to vote but for the operation of this Article XI.

      1.2  Policy. It is the policy of the corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own or Control more than the Permitted Foreign Ownership and, if Non-Citizens nonetheless at any time Own or Control more than the Permitted Foreign Ownership, the voting rights of the shares of Foreign Stock in excess of the Permitted Foreign Ownership shall be suspended in accordance with Section 3.1 below.

Section Two
Foreign Stock Record

2.1 Description. The corporation or any transfer agent designated by it shall maintain a separate stock record (the “Foreign Stock Record”) for purposes of registering Voting Stock Owned or Controlled by Non-Citizens. The Foreign Stock Record shall include (a) the name and nationality of each such Non-Citizen, (b) the number of shares of Voting Stock Owned or Controlled by such Non-Citizen, and (c) the date of registration of such shares in the Foreign Stock Record.

2.2 Registration. The corporation shall register in the Foreign Stock Record shares of Voting Stock that the corporation determines are Owned or Controlled by one or more Non-Citizens. Such shares shall be registered in the Foreign Stock Record in chronological order based on the date and time of such determination by the corporation. The corporation may rely on such certifications or other evidence it deems appropriate in determining the citizenship status of any person and, by way of illustration but not limitation, the corporation may presume that Voting Stock is Owned or controlled by a Non-Citizen and may register such Voting Stock in the Foreign Stock Record if the registered holder thereof has an address located outside the United States.

2.3 Confirmation of Citizenship. The corporation from time to time may require the holder of record of any Voting Stock to confirm the citizenship status of the person or persons who Own or Control that Voting Stock by executing such certificates and providing such other evidence that the corporation determines is reasonably necessary for that purpose. If the holder of record of shares of Voting Stock fails to confirm or provide evidence to the satisfaction of the corporation that such shares are not Owned or Controlled by one or more Non-Citizens, the corporation shall be entitled, but not obligated, to register those shares in the Foreign Stock Record.

Section Three
Suspension of Voting Rights

3.1 Suspension. If at any time the number of shares of Foreign Stock exceeds the Permitted Foreign ownership, the voting rights of shares of Foreign Stock shall automatically be suspended, in the reverse chronological order of the dates and times of registry of such shares in the Foreign stock Record, until the voting rights of a sufficient number thereof shall have been suspended so that the number of shares of Foreign Stock that continues to have voting rights equals the greatest whole number that is less than or equal to the Permitted Foreign Ownership. The particular shares of Foreign Stock that shall have their voting rights suspended are referred to collectively as the “Excess Shares”.

3.2 Reinstatement. If, while, the voting rights of any shares of Foreign Stock are suspended, the corporation determines that the number of shares of Foreign Stock that have voting rights is less than the Permitted Foreign Ownership, voting rights shall automatically be reinstated for shares of Foreign Stock as to which voting rights have been suspended, in the reverse order in which the voting rights thereof were suspended under Section 3.1, until the maximum number of shares of Foreign Stock, not exceeding the Permitted Foreign Ownership, shall have voting rights. Voting rights also shall automatically be reinstated for any shares of Foreign Stock that have suspended voting rights if such shares are transferred to a person or entity that is not a Non-Citizen.

Section Four
Redemption of Excess Shares

To the extant necessary for the corporation to comply with any present or future registration, licensing or other provisions of the Act, or regulations promulgated thereunder, the corporation shall have the power, but not the obligation, to redeem Excess Shares out of funds legally available therefor, subject to the following terms and conditions:

(a)    The per share redemption price (the “Redemption Price”) to be paid for the Excess Shares to be redeemed shall be the average closing sales price of such shares on the New York Stock Exchange Composite Tape during the 10 trading days immediately prior to the date the notice of redemption is given; or if such shares are not then traded on the New York Stock Exchange, then the closing sales prices of such shares on any other national securities exchange on which such shares are then listed; or if such shares are not then listed on any national securities exchange, then the closing sales prices as quoted in the NASDAQ National Market System; or if such shares are not then so quoted, then the mean between the representative bid and ask prices as quoted by NASDAQ or another generally recognized reporting system, on each of such 10 trading days.

(b)   The Redemption Price may be paid in cash or by delivery of a promissory note of the corporation, at the election of the corporation. Any such promissory note shall have a maturity of not more than ten years from the date of issuance and shall bear interest at the rate equal to the then current coupon rate of a 10-year Treasury note as such rate is published in the Wall Street Journal or comparable publication.

(c)    A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the corporation. Each such notice shall state (i) the redemption date; (ii) the number of shares of Voting Stock to be redeemed from such holder, (iii) the Redemption Price, and the manner of payment thereof, (iv) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

(d)    From and after the redemption date, dividends on the shares of Voting Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the board of directors shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed without cost to the holder thereof.
.

IN WITNESS WHEREOF, said Bristow Group Inc. has caused this certificate to be executed in its corporate name by William E. Chiles, its President, Chief Executive Officer and Director, and its corporate seal to be hereunto affixed and attested by Randall A. Stafford, its Vice President, General Counsel and Corporate Secretary,  this 2nd day of August, 2007.

BRISTOW GROUP INC.

By:  /s/ William E, Chiles
William E. Chiles,
President, Chief Executive Officer
and Director

ATTEST:  /s/ Randall A. Stafford
Randall A. Stafford
Vice President, General Counsel
and Corporate Secretary

[SEAL]